UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

TOURMALINE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40384	83-2377352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 West 24th Street, Suite 702 New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 481-9832

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in October 2023, Tourmaline Bio, Inc., a Delaware corporation (the “Company”), adopted an Executive Severance and Change in Control Plan (the “Severance Plan”). Pursuant to the Severance Plan and the participation agreements thereunder, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the Severance Plan), we terminate the employment of the applicable executive without “cause” (excluding death or disability) or such executive resigns for “good reason” (each, as defined in the Severance Plan) and within no more than 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive officer will be entitled to receive certain severance benefits.

On September 8, 2025, the board of directors approved certain amendments to the benefits provided under the Severance Plan in the event of a Covered Termination that occurs during the Change in Control Period (each, as defined in the Severance Plan). As a result of the amendment, in the event of a Covered Termination that occurs during the Change in Control Period, Ryan Robinson, our Chief Financial Officer and principal financial and accounting officer, and Brad Middlekauff, our Chief Business Officer and General Counsel, will each be entitled to receive (i) a lump sum payment equal to the sum of (a) 15 months of their respective then current annual base salary, and (b) 125% of their respective annual target bonus, (ii) payment or reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 15 months, and (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of such named executive officer’s then-outstanding time-based equity awards (and in the case of awards subject to performance-based vesting conditions, such performance-based awards shall vest as specified in the applicable award agreement governing such award). The severance payments and benefits applicable to Sandeep Kulkarni, M.D., our Chief Executive Officer and principal executive officer, were not changed in connection with the amendment. Except as described above, the other terms and conditions of the Severance Plan remain unchanged.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan and related participation agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tourmaline Bio, Inc.

Date: September 12, 2025	By:	/s/ Ryan Robinson
Ryan Robinson
Chief Financial Officer

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